EXHIBIT 10 (a)

                    WRITTEN CONSENT OF JORDEN BURT BERENSON & JOHNSON, LLP

                                    April 6, 1998



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111



Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 33-82610) filed today by Great-West Life & Annuity Insurance Company and Maxim Series Account with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                  Very truly yours,

             /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

             Jorden Burt Boros Cicchetti Berenson & Johnson LLP